UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021 (February 9, 2021)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street
New York, New York 10036
(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CIT	New York Stock Exchange
5.625% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share	CITPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 9, 2021, CIT Group Inc. (the “Company”) held a special meeting of holders of the Company’s common stock (the “Special Meeting”) in a virtual-only format. A total of 98,537,761 shares of the Company’s common stock were entitled to vote as of December 30, 2020, the record date for the Special Meeting. There were 82,269,673 shares present or represented by proxy, which represented approximately 83.5% of the voting power of the outstanding shares of the Company’s common stock entitled to vote at the Special Meeting, constituting a quorum for all matters to be presented at the Special Meeting.

Holders of the Company’s common stock were asked to vote on three proposals. Set forth below are the matters acted upon by the holders of the Company’s common stock, and the final voting results of each proposal.

Proposal 1. CIT merger proposal

The proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated October 15, 2020, by and among the Company, First Citizens BancShares, Inc. (“First Citizens”), First-Citizens Bank & Trust Company and FC Merger Subsidiary IX, Inc. (the “CIT merger proposal”) received the following votes:

For	Against	Abstain	Broker Non- Votes
78,536,767	3,397,162	335,744	0

Based on the votes set forth above, the CIT merger proposal was approved.

Proposal 2. CIT compensation proposal

The advisory (non-binding) vote to approve the compensation of the Company’s named executive officers in connection with the transactions contemplated by the merger agreement (the “CIT compensation proposal”) received the following votes:

For	Against	Abstain	Broker Non- Votes
72,565,258	9,371,008	333,407	0

Based on the votes set forth above, the CIT compensation proposal was approved.

Proposal 3. CIT adjournment proposal

The proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies, if immediately prior to such adjournment, there are not sufficient votes to approve the CIT merger proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to the holders of the Company’s common stock (the “CIT adjournment proposal”) received the following votes:

For	Against	Abstain	Broker Non- Votes
72,019,585	9,938,169	311,919	0

Based on the votes set forth above, the CIT adjournment proposal was approved.

With respect to the CIT adjournment proposal, although the vote was taken, no motion to adjourn was made because the CIT merger proposal was approved.

Item 8.01	Other Events.

On February 9, 2021, the Company and First Citizens issued a joint press release announcing the receipt of the necessary approvals of the stockholders of the Company and First Citizens. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release, dated February 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ James R. Hubbard
James R. Hubbard
Executive Vice President, General Counsel & Corporate Secretary

Dated: February 10, 2021